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                                                                    EXHIBIT 10EE

            SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT


                                    between


                                NUF CORPORATION,

                                   as Lender


                                      and


                          NATIONAL STEEL CORPORATION,

                                  as Borrower


                            Dated as of May 19, 1993

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     THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT, dated as of
May 19, 1993, is made by and between NUF CORPORATION, a corporation organized and existing under the laws of the State of Delaware, as lender (the "Lender"), and NATIONAL STEEL CORPORATION, a corporation existing under the laws of the State of Delaware, as borrower (the "Borrower").

     WHEREAS, pursuant to the Amended and Restated Loan Agreement, dated as of October 30, 1992, between the Lender and the Borrower (the "Loan Agreement"), the Lender agreed to make construction loans to the Borrower in the amount of up to Three Hundred Million Dollars ($300,000,000) to enable the Borrower to finance a portion of the costs, including interest and fees, associated with the construction and installation of the Facility and a permanent loan upon the completion of construction of the Facility;

     WHEREAS, the Borrower has requested the Lender, and the Lender has agreed, to make an additional loan to the Borrower in the amount of up to Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000) on February 5, 2000; and

     WHEREAS, the parties hereto wish to amend the Loan Agreement to provide for such additional loan;


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     NOW, THEREFORE, the parties hereto agree as follows:

     1. Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in Appendix A to the Loan Agreement.

     2. From and after the date hereof, the Loan Agreement shall be amended as follows:

     A. the last sentence of Section 2A of the Loan Agreement shall be amended to read as follows:

          The loans made under this Section 2.A, together with the Exim Bank Funded Loans made under Section 3.A hereof, the Permanent Loan made under Section 4.A hereof, the Additional Loan made under Section 4-I.A hereof and the Mini Additional Loan made under Section 4-II.A hereof are herein referred to individually as a "Loan" and collectively as the "Loans," and the Loans made under this Section 2.A hereof are herein referred to individually as a "Construction Loan" and collectively as the "Construction Loans."

     B.  A new Section 4-II shall be added to the Loan Agreement as follows:

          SECTION 4.II   MINI ADDITIONAL PERMANENT FINANCING.

               A. Mini Additional Loan. The Lender agrees, on and subject to the terms and conditions of this Agreement to make an additional loan (the "Mini Additional Loan") to the Borrower on February 5, 2000 (the

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          "Mini Additional Loan Date") in the principal amount of up to but not exceeding U.S. $37,500,000.

               B. Interest on Mini Additional Loan. The Borrower agrees to pay interest and fees, if any, on the unpaid principal amount of the Mini Additional Loan at a rate equal to the Mini Additional Loan Interest Rate as of the Mini Additional Loan Date for the period from and including the Mini Additional Loan Date until the maturity date of the Mini Additional Loan. In the event the outstanding principal of the Mini Additional Loan or any accrued interest thereon or fee incurred in connection therewith is not paid in full when due (whether at stated maturity by acceleration or otherwise), such outstanding principal and (to the extent permitted by law) such interest and fees shall continue to bear, as the case may be, interest from the due date thereof until paid in full at the Mini Additional Loan Interest Rate plus two percent (2%) per annum. Accrued interest and fees on the Mini Additional Loan shall be paid on each Permanent Loan Interest Payment Date and on the date such Loan is paid in full.

               C. Voluntary Mini Additional Loan Prepayment. The Borrower shall have the right, on any Permanent Loan Interest Payment Date, to prepay the Mini Additional Loan in whole or in part, provided that (i) the Borrower shall give the Lender not less than twenty (20) Business Days' prior written notice of such prepayment (which notice shall be irrevocable and effective upon receipt); (ii) each partial prepayment shall be in a minimum amount of U.S. $1,000,000 or an integral multiple thereof; (iii) the Borrower shall pay interest on the amount prepaid accrued to the date of prepayment; and (iv) the Borrower shall pay all costs reasonably incurred by the Lender in connection with the termination of (a) any borrowing or other funding arrangements that the Lender may enter into in connection with funding the Mini Additional Loan or (b) any rate swap, or portion thereof, that the Lender may enter into in connection with funding the Mini

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          Additional Loan (together, the "Mini Additional Loan Termination
          Costs"). At any reasonable time and from time to time, the Borrower may request that the Lender provide to the Borrower a written estimate of the Mini Additional Loan Termination Costs, if any, which the Borrower would pay if a prepayment were made as provided herein on a date set forth in such request. The Lender shall provide such estimate within three (3) Business Days after its receipt of the Borrower's request. Neither the failure of the Lender to provide such estimate as aforesaid nor any variance between such estimate and the actual Mini Additional Loan Termination Costs shall constitute a waiver by the Lender of its right to receive payment of any actual Mini Additional Loan Termination Costs from the Borrower.

          C. Section 5.A. of the Loan Agreement shall be amended by adding the following at the end of such section:

               (iv) The Borrower shall repay the principal of the Mini Additional Loan in six (6) equal payments of Six Million Two Hundred Fifty Thousand Dollars ($6,250,000) on each Permanent Loan Interest Payment Date. The Mini Additional Loan shall terminate and the Borrower shall pay all outstanding principal of the Additional Loan and all accrued interest thereon, if any, on February 5, 2003, or if such day is not a Business Day, then the next succeeding Business Date.

          D. Section 5.C of the Loan Agreement shall be amended by adding the following at the end of such section:

          The interest on the Mini Additional Loan shall be computed on the basis of a year of 360 days and the actual number of days elapsed, from and including the Mini Additional Loan Date to, but not including, the date the Mini Additional Loan is paid in full.

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          E.  Section 5.D of the Loan Agreement shall be amended to read as follows:

               D. Notes. The Construction Loans, taken together, shall be evidenced by a single promissory note in substantially the form of Exhibit B hereto, the Permanent Loan shall be evidenced by a single promissory note in substantially the form of Exhibit C hereto, the Exim Bank Funded Loans, taken together, shall be evidenced by a single promissory note in substantially the form of Exhibit C-1 hereto, the Additional Loan shall be evidenced by a single promissory note substantially in the form of Exhibit C-2 and the Mini Additional Loan shall be evidenced by a single promissory note substantially in the form of Exhibit C-3 (or any promissory note or notes exchanged or substituted therefor pursuant hereto; such promissory notes being referred to herein individually as a "Note" and collectively as the "Notes").

          F. A new Section 6.F. shall be added at the end of Section 6 of the Loan Agreement as follows:

               F. Further Conditions to the Mini Additional Loan. It shall be a condition precedent to the making of the Mini Additional Loan on the Mini Additional Loan Date, that:

          (i) the Company shall have prepaid the principal amount of the Permanent Loan by an amount equal to no less than $100,000,000 on or before December 27, 1993;

          (ii) the representations and warranties made by the Borrower in this Agreement shall be true and correct on and as of the date of the making of the Mini Additional Loan with the same force and effect as if made on and as of such date, except to the extent any such representation or warranty expressly related solely to an earlier date;

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          (iii)  no Default shall have occurred and be continuing;

          (vi) the Lender shall have received the Note evidencing the Mini Additional Loan, duly executed by the Borrower;

          (v) each of the Operative Documents executed prior to the making of the Mini Additional Loan remains in full force and effect; and

          (vi) the Lender shall have received such other documents and evidence in connection with the matters contemplated by the Operative Documents executed prior to the making of the Mini Additional Loan as the Lender may reasonably require.


          3. The following new definitions shall be added to Appendix A of the Loan Agreement as follows:

               "Mini Additional Loan" means a Loan made pursuant to, and bearing the interest rate set forth in, Section 4.II of the Loan Agreement.

               "Mini Additional Loan Commitment" means the commitment of the Lender to provide a Mini Additional Loan to the Borrower pursuant to
          Section 4-II of the Loan Agreement.

               "Mini Additional Loan Interest Rate" means the rate per annum equal to the sum of (i) the actual funding rate received by the Lender related to the principal amount of the Mini Additional Loan plus (ii) the Borrowing Cost plus (iii) the Permanent Loan Margin.

          4. The following definitions contained in Appendix A shall be amended to read as follows:

               "Borrowing Cost" means any cost (including, without limitation, any

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          prepayment penalty, charge and penalty and any breakage or early termination cost or any initial swap costs or attorneys fees) charged to the Lender in connection with the funding of any Bank Funded Construction Loan, the Permanent Loan, the Additional Loan or the Mini Additional Loan, as the case may be.

               "Business Day" means (i) in the case of a Construction Loan, the Permanent Loan, the Additional Loan or the Mini Additional Loan, any day other than a Saturday, Sunday or other day on which commercial banking institutions in either New York City or London are required by law to be closed or (ii) in the case of an Exim Bank Funded Loan, any day other than Saturday, Sunday or other day on which commercial banking institutions in Tokyo are required by law to be closed.

               "Commitments" means the Construction Loan Commitment, the Exim Bank Funded Loan Commitment, the Permanent Loan Commitment, the Additional Loan Commitment and the Mini Additional Loan Commitment, and "Commitment" means any of them.


          5. A new Exhibit C-3 in the form of Annex I hereto shall be added to the Loan Agreement.

          6. All references to the Loan Agreement contained in and in any other document delivered in connection with the Loan Agreement shall be deemed to refer to the Loan Agreement as amended by this Amendment.

          7. This Amendment may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Amendment by signing any such counterpart.

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          8.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

          9. This Amendment and the Loan Agreement as amended hereby constitute the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understanding relating to subject matter hereof. Except as amended hereby, all terms of the Loan Agreement shall remain in full force and effect and are hereby confirmed in all respect.

          IN WITNESS WHEREOF, the parties hereto have caused the Amendment to be duly executed as of the date first above written.



                                       NUF CORPORATION



                                       By:___________________________
                                          Name:
                                          Title:


                                       NATIONAL STEEL CORPORATION



                                       By:___________________________
                                          Name:
                                          Title:

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                                    Annex I


                                  EXHIBIT C-3

                           MINI ADDITIONAL LOAN NOTE



$37,500,000                                                  Mishawaka, Indiana
                                                             February 5, 2000


          FOR VALUE RECEIVED, NATIONAL STEEL CORPORATION, a Delaware corporation (the "Maker"), hereby promises to pay to the order of NUF CORPORATION, a Delaware corporation (the "Lender"), the principal sum of THIRTY-SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($37,500,000), together with interest on the unpaid principal amount hereof from time to time outstanding from and including the date hereof until such principal amount is paid in full at a rate per annum equal to the applicable Mini Additional Loan Interest Rate, payable in the manner stated in, and calculated in accordance with the terms of the Amended and Restated Loan Agreement, dated October 30, 1992, as amended by the First Amendment to Amended and Restated Loan Agreement, dated as of February 1, 1993 and the Second Amendment to Amended and Restated Loan Agreement dated as of May 19, 1993 each by and among the Lender and the Maker (collectively, and as further amended, the "Loan Agreement"), to which reference is hereby made and which is incorporated herein by reference.

          This Note is issued pursuant to the Loan Agreement, and any holder of this Loan Note is entitled to the benefits thereof. All capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Loan Agreement and Appendix A thereto.

          Payments of principal, interest and other amounts due hereunder shall be payable in the manner stated in the Loan Agreement.

          The Maker shall pay, on demand, interest on any overdue principal at a rate equal to the Mini Additional Loan Interest Rate plus two percent (2%) per annum, calculated in accordance with the terms of the Loan Agreement.

          Prepayments of principal, in whole or in part, are authorized at the times, in the circumstances and in the manner stated in the Loan Agreement.

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          All payments of principal and interest shall be payable in such coin and currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and shall be made without deduction or set-off or counterclaim of the Maker against the Lender.

          If an Event of Default shall occur and be continuing, the entire balance of this Note, and the Interest that shall have accrued thereon, shall become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

          This Note shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.


                                       NATIONAL STEEL CORPORATION



                                       By:___________________________
                                          Name:
                                          Title:

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